Exhibit 10.1
CONSENT AGREEMENT

THIS CONSENT AGREEMENT (this “Consent”) is made and entered into as of this 8th day of June, 2021, by and among (a) WORLD OF JEANS & TOPS, a California corporation (the “Lead Borrower”), (b) TILLY’S, INC., a Delaware corporation (the “Parent”), as a Guarantor, (c) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as Administrative Agent and Collateral Agent (“Agent”), L/C Issuer and Swing Line Lender, and (d) Wells Fargo, along with the other lenders identified therein (collectively, the “Lenders”, and each a “Lender”).

WITNESSETH:

WHEREAS, the Lead Borrower, the Parent, the Agent and the Lenders are party to that certain Credit Agreement, dated as of November 9, 2020 (as the same may be amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Credit Agreement”).

WHEREAS, as required by the Credit Agreement, the Parent and the Lead Borrower have requested that the Agent and Lenders consent to the Parent making a Restricted Payment to its stockholders in an amount not to exceed $31,000,000.00 (the “2021 Dividend”), which 2021 Dividend does not otherwise qualify for any of the exceptions set forth in Section 7.06 (Restricted Payments) of the Credit Agreement.

WHEREAS, the Agent and the Lenders are willing to consent to the payment of the 2021 Dividend subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and benefits to be derived herefrom, the parties hereto agree as follows:
1.Definitions. All capitalized undefined terms used in this Consent shall have the meanings ascribed thereto in the Credit Agreement.
2.Consent to 2021 Dividend. Effective as of the Consent Effective Date (as defined below), notwithstanding the terms and conditions of Section 7.06 of the Credit Agreement to the contrary, the Agent and Lenders hereby consent to the Parent paying the 2021 Dividend, and the Agent and the Lenders further agree to and hereby do waive compliance by the Parent and/or the Lead Borrower with any provision of the Credit Agreement or any other Loan Document that would prohibit or restrict the 2021 Dividend; provided that the 2021 Dividend must be funded pursuant to the combination of the Parent and/or the Lead Borrower’s cash-on-hand as set forth on Schedule I attached to this Consent; provided, further that if the payment of the 2021 Dividend has not been made on or prior to July 31, 2021, this Consent shall be deemed to be withdrawn and of no further force or effect.
3.Conditions to Effectiveness. This Consent shall be effective on the day on which each of the following conditions precedent has been fulfilled to the satisfaction of the Agent and the Lenders (such date, the “Consent Effective Date”):
a.The Agent shall have received counterparts of this Consent, duly executed and delivered by the Lead Borrower and the Parent;

b.no event which would constitute a Default or an Event of Default shall have occurred and be continuing;
c.the representations and warranties of the Loan Parties contained in this Consent and in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier is not applicable to any representations or warranties already qualified or modified by materiality in the text thereof) on and as of the date hereof as though made on and as of the date hereof;
d.all fees and Credit Party Expenses (including, without limitation, the fees and expenses of counsel to the Agent and the Lenders) required pursuant to the terms of the Credit Agreement to be paid or reimbursed to the Agent and the Lenders on or before the date hereof shall have been paid in full;
e.the Agent shall have received Schedule I attached to this Consent, which schedule shall contain written evidence confirming that the 2021 Dividend is to be funded out of cash on hand of the Parent and/or the Lead Borrower, and such evidence shall be satisfactory to the Agent in the Agent’s sole discretion; and
f.the Agent and the Lenders shall have received such additional documents, instruments, and agreements as each may reasonably request in connection with the transactions contemplated hereby.
4.Ratification of Loan Documents; Breach; Representations.
a.Except as specifically set forth in this Consent, the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect, and are hereby ratified and affirmed in all respects. Without limiting the foregoing, Parent and the Lead Borrower hereby acknowledge, confirm and agree that (x) the Loan Documents and any and all Collateral previously pledged to the Agent and the Lenders shall continue to secure all Obligations at any time and from time to time outstanding under the Credit Agreement and the other Loan Documents, and (y) the Parent and/or the Lead Borrower shall pay Credit Party Expenses in respect of this Consent in accordance with the Credit Agreement.
b.This Consent shall not be deemed a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, except as expressly set forth herein.
c.The breach of any agreement, covenant, warranty, representation or certification of the Loan Parties under this Consent and/or the failure of the Loan Parties to perform their obligations under this Consent shall constitute a Default or an Event of Default under the Credit Agreement to the extent set forth in Section 8.01 of the Credit Agreement.
d.The Parent and the Lead Borrower represent and warrant as follows:
i.This Consent and the other Loan Documents have been duly authorized by, and constitute legal, valid and binding agreements and obligations of, the Parent and the Lead Borrower, enforceable against it in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and by general equitable principles. The execution, delivery and performance by the Parent and the Lead Borrower of this Consent and each of the other Loan Documents to which they are a party do not violate in any material respect any provision of any law or regulation, or contravene any provision of such the Parent’s and/or the Lead Borrower’s organizational documents or result in any breach of or default in any material respect under any Material Contract or any Material Indebtedness to which such person is a party or affect such Person or the properties of such Person or any of its Subsidiaries;
ii.The Parent and the Lead Borrower (x) are duly organized, validly existing and in good standing under the laws of the state of their respective organization, (y) are qualified or licensed to do business and are in good standing in all jurisdictions in which such qualification or licensing is required, (z) possess, and will hereafter possess, (I) all permits, consents, approvals, franchises and licenses required and (II) rights to all trademarks, trade names, patents, and fictitious names, if any, reasonably necessary to enable it to conduct the business in which they are now engaged in compliance with applicable law, except in each case referred to in clause (d)(ii)(y) and clause (d)(ii)(z)(I), to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect;
iii.no Default or Event of Default has occurred and is continuing;
iv.as of the date hereof, and immediately after giving effect to the consummation of the transactions contemplated under this Consent, the Loan Parties, on a Consolidated basis, are Solvent. No transfer of property has been made by any Loan Party and no obligation has been incurred by any Loan Party in connection with the transactions contemplated by this Consent or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party;
v.no material consents, licenses or approvals are required in connection with the execution, delivery and performance by the Parent and the Lead Borrower and the validity against the Parent and the Lead Borrower of the Loan Documents to which they are parties, except for (i) the perfection or maintenance of the Liens created under the Loan Documents (including the first priority nature thereof) or (ii) such as have been obtained or made and are in full force and effect;
vi.the representations and warranties of the Parent and the Lead Borrower contained in this Consent and in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier is not applicable to any representations or warranties already qualified or modified by materiality in the text thereof) on and as of the date hereof as though made on and as of the date hereof;
vii.there has been no event or circumstance since the date of the most recent annual financial statements delivered to the Agent and the Lenders that has caused or could be reasonably expected to cause, either individually or in the aggregate, a Material Adverse Effect;
viii.no material consents, licenses or approvals are required in connection with the execution, delivery and performance by the Parent and/or the Lead Borrower and the validity against the Parent and/or the Lead Borrower of this Consent or any other Loan Document to which they are parties;
ix.there have been no amendments, waivers, supplements or other modifications entered into since the Closing Date in respect of the material documents, instruments and agreements evidencing any Subordinated Indebtedness;
x.the organizational documents (including, without limitation, any authorizing resolutions) delivered to the Agent on the Closing Date pursuant to those certain certificates of the Parent and the Lead Borrower dated as of the Closing Date (collectively, the “Closing Certificates”) have not been amended, restated, supplemented, rescinded or otherwise modified since the Closing Date and such organizational documents remain in full force and effect as of the date hereof, and the persons named in the Closing Certificates as duly qualified and acting officers of the Parent and the Lead Borrower remain so qualified and acting and holding the same offices set forth therein; and
xi.the Loan Parties and their Subsidiaries have filed all Federal and other material Tax returns and reports required to be filed, and have paid all Federal and other material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP, as to which Taxes no Lien has been filed and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation. There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect.
5.Waiver of Claims / Release. Each Loan Party hereby acknowledges and agrees that: (a) neither it nor any of its Subsidiaries has any claim or cause of action against the Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents in their capacities for the Agent or any Lender) in connection with the Credit Agreement and the other Loan Documents on the date hereof and (b) the Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Loan Parties and their Subsidiaries under the Credit Agreement and the other Loan Documents that are required to have been performed on or prior to the date hereof. Notwithstanding the foregoing, the Agent and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agent’s and the Lenders’ rights, interests, security and/or remedies under the Credit Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Consent and other good and valuable consideration, each Loan Party (for itself and its Subsidiaries and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge the Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents in their capacities as Agent or any Lender (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the date hereof directly arising out of, connected with or related to this Consent, the Credit Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral.
6.Governing Law. THE VALIDITY OF THIS CONSENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
7.Miscellaneous.
a.This Consent may be executed in any number of counterparts, each of which when executed and delivered will be deemed to be an original, and all of which when taken together will constitute one and the same agreement. Delivery of an executed counterpart of this Consent by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Consent and any party’s failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Consent. This Consent shall constitute a Loan Document for all purposes.
b.This Consent will be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided that the provisions of Section 10.06 of the Credit Agreement shall apply to any assignments of the rights, interests or obligations hereunder. This Consent and the other Loan Documents constitute the entire agreement between the Loan Parties, the Agent and the Lenders with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter of this Consent.
c.If any provision of this Consent or any other Loan Document will be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Consent or the other Loan Documents.

d.All Obligations of the Loan Parties and rights of the Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of the Agent and/or the Lenders, any right, remedy, power or privilege hereunder or under any other Loan Document, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Each Loan Party represents and warrants that it has consulted with independent legal counsel of its selection in connection herewith and is not relying on any representations or warranties of the Agent and the Lenders or its counsel in entering into this Consent.
e.The Loan Parties hereby reaffirm their obligations under Section 10.04 of the Credit Agreement, including with respect to any costs and expenses incurred in connection with this Consent.
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IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed as of the day and year first above written.

WORLD OF JEANS & TOPS, a California corporation, as Lead Borrower and as a Borrower

By: /s/ Michael L. Henry
Name: Michael L. Henry
Title: Executive Vice President, Chief Financial Officer

TILLY’S, INC., a Delaware corporation, as Parent and as a Guarantor

By: /s/ Michael L. Henry
Name: Michael L. Henry
Title: Executive Vice President, Chief Financial Officer

Signature Page to Consent Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent, as L/C Issuer, as a Lender and as Swing Line Lender

By: /s/ Danielle Baldinelli
Name: Danielle Baldinelli
Title: Authorized Signatory

Signature Page to Consent Agreement

SCHEDULE I
2021 Dividend Source of Funds

Item	Amount
Current Cash on Hand (as of 6/1/2021)	$166,213,338
Maximum Cash Payable in Dividend	$(31,000,000)
Net Cash Following Dividend Payment[1]	$135,213,338

1 Assumes (i) payment of the dividend on 6/1/2021 and (ii) an aggregate dividend amount of $31.0 million.